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                                                                      EXHIBIT 43

                         STOCK SUBSCRIPTION AGREEMENT




          The undersigned hereby subscribes for 1,415 shares of Class B common stock, par value $.01 per share (the "Common Stock"), of Coinmach Laundry Corporation, a Delaware corporation, at a purchase price of $15.40 per share and agrees to pay therefor total consideration of $21,794.96 in the form of a Promissory Note, dated the date hereof (the "Promissory Note"), in favor of Coinmach Laundry Corporation, attached hereto as Exhibit A. The issuance of the
                                                 ---------
Common Stock is subject to the terms and conditions of the Promissory Note.




Dated:  As of May 10, 1996




                                         MCS CAPITAL, INC.

                                             /s/ STEPHEN R. KERRIGAN
                                         By: ________________________
                                             Stephen R. Kerrigan
                                             President



Accepted:

COINMACH LAUNDRY CORPORATION

     /s/ ROBERT M. DOYLE
By:  _______________________
     Robert M. Doyle
     Senior Vice President